Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

among

VECTREN UTILITY HOLDINGS, INC., AS ISSUER

INDIANA GAS COMPANY, INC., AS GUARANTOR

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, AS GUARANTOR

VECTREN ENERGY DELIVERY OF OHIO, INC., AS GUARANTOR

and

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

Dated October 18, 2006

EXHIBIT	A - FORM OF NOTE
ANNEX	A - FORM OF REDEMPTION REQUEST
EXHIBIT	B - TRUSTEE’S CERTIFICATE OF AUTHENTICATION

FIFTH SUPPLEMENTAL INDENTURE, dated as of October 18, 2006 (the “Fifth Supplemental Indenture”), among Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), Indiana Gas Company, Inc., an Indiana corporation and an Ohio corporation (“Indiana Gas”), Southern Indiana Gas and Electric Company, an Indiana corporation (“SIGECO”) and Vectren Energy Delivery of Ohio, Inc., an Ohio corporation (“VEDO”, and together with Indiana Gas and SIGECO, the “Initial Guarantors”) and U.S. Bank National Association (the “Trustee”).

WHEREAS, the Company and the Initial Guarantors executed and delivered the Indenture dated as of October 19, 2001 (the “Base Indenture”) to the Trustee to provide for the Company’s unsecured notes, debentures or other evidence of indebtedness of the Company (collectively, the “Securities”), and the Guarantees (as hereinafter defined), to be issued from time to time in one or more series, as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of Debt Securities, the 5.95% Insured Quarterly Notes due 2036 (the “IQ Notes”), and the unconditional guarantees by the Guarantors (as defined herein) of the payment of the amounts owed with respect to the IQ Notes (the “Guarantees”), the form and terms of such IQ Notes and the terms, provisions and conditions of the IQ Notes and the Guarantees to be set forth as provided in the Base Indenture and this Fifth Supplemental Indenture (together, the “Indenture”);

WHEREAS, the Company and the Initial Guarantors requested that the Trustee execute and deliver this Fifth Supplemental Indenture and all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the IQ Notes, when executed, authenticated and delivered by the Company and with the Guarantees endorsed thereon and executed by the Guarantors, the valid, binding and enforceable obligations of the Company and the Guarantors, as applicable, have been made:

NOW, THEREFORE, in consideration of the purchase and acceptance of the IQ Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the IQ Notes, each of the Company and the Initial Guarantors, as applicable, covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definition of Terms.

(a) Unless the context otherwise requires:

(b) a term defined in the Base Indenture has the same meaning when used in this Fifth Supplemental Indenture;

(c) a term defined anywhere in this Fifth Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa;

(e) headings are for convenience of reference only and do not affect interpretation;

(f) the following terms have the meanings given to them in this Section 1.1(f):

“Beneficial Owner” has the meaning specified in Section 3.4.

“Fiscal Agent” means U.S. Bank Trust National Association, New York, New York, or its successor.

“Global Note” shall have the meaning set forth in Section 2.4.

“Guarantors” shall have the meaning specified in Section 2.1.

“Initial Period” has the meaning specified in Section 3.4.

“Insurance Agreement” means that certain Insurance Agreement, dated as of October 18, 2006, by and between the Company and the Insurer.

“Insurer” means Financial Guaranty Insurance Company, a New York stock insurance corporation, or any successor thereto.

“Interest Payment Date” means January 1, April 1, July 1 and October 1 of each year, beginning January 1, 2007.

“Maturity Date” shall have the meaning specified in Section 2.2.

“Original Issue Date” means October 18, 2006.

“Participants” shall have the meaning specified in Section 3.4.

“Policy” shall mean the surety bond for the benefit of the Holders of the IQ Notes issued by the Insurer with respect to payments due for principal of and interest on the IQ Notes as provided in such surety bond.

“Redemption Price” shall have the meaning specified in Section 3.1.

“Redemption Request” shall have the meaning specified in Section 3.4.

“Regular Record Date” means, with respect to any Interest Payment Date for the IQ Notes, the close of business on the fifteenth day (whether or not a Business Day) prior to such Interest Payment Date.

“Representatives” shall have the meaning specified in Section 3.4.

“Subsequent Period” shall have the meaning specified in Section 3.4.

The following terms shall have the respective meanings set forth in the recitals to this Fifth Supplemental Indenture:

“Base Indenture”

“Company”

“Guarantees”

“Indenture”

“Indiana Gas”

“Initial Guarantors”

“IQ Notes”

“Fifth Supplemental Indenture”

“Securities”

“SIGECO”

“Trustee”

“VEDO”

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1. Designation and Principal Amount; Guarantees.

There is hereby authorized a new series of Securities, designated the 5.95% Insured Quarterly Notes due 2036, limited (except as otherwise provided in Article 2 of the Base Indenture) in aggregate principal amount to $100,000,000. The IQ Notes may be issued from time to time upon written order of the Company for the authentication and delivery of IQ Notes pursuant to Section 2.03 of the Base Indenture. Each of the Initial Guarantors (together with each other subsidiary of the Company that pursuant to the terms of the Indenture guarantees the Company’s obligations under the IQ Notes and the Indenture, the “Guarantors”) fully and unconditionally and jointly and severally guarantees to the Holders of the IQ Notes upon which the Guarantees are endorsed, upon authentication and delivery by the Trustee, the due and punctual payment of the principal of, and interest on, and any Redemption Price with respect to, the IQ Notes, when and as the same shall become due and payable, whether at the Maturity Date, upon acceleration or redemption or otherwise, in accordance with the terms of the IQ Notes and of the Indenture.

SECTION 2.2. Maturity.

The date upon which the principal on the IQ Notes shall become due and payable at final maturity is October 1, 2036 (the “Maturity Date”) if not redeemed in full previously in accordance with Article III of this Fifth Supplemental Indenture.

SECTION 2.3. Form and Payment.

The IQ Notes shall be issued in fully registered certificated form without interest coupons, bearing identical terms (except as otherwise provided in Article 2 of the Base Indenture). Principal of, and interest on, and any Redemption Price with respect to, the IQ Notes will be payable, the transfer of such IQ Notes will be registrable and such IQ Notes will be exchangeable for IQ Notes bearing identical terms at the office or agency of the Company maintained for such purpose as described below.

The Company hereby designates the Borough of Manhattan, The City of New York as a place of payment (“Place of Payment”) for the IQ Notes, and the office or agency maintained by the Company in such Place of Payment for the purposes contemplated by this Section 2.3 shall initially be the Corporate Trust Office of the Trustee at 100 Wall Street, Suite 2000, New York, New York 10005, Attention: Richard Prokosch.

The IQ Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The IQ Notes may be issued, in whole or in part, in permanent global form and, if issued in permanent global form, the Depository shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate.

The Registrar, the Paying Agent and the transfer agent for the IQ Notes shall initially be the Trustee.

The IQ Notes shall be in substantially the form set forth in Exhibit A hereto.

SECTION 2.4. Global Note.

(a) Unless and until it is exchanged for IQ Notes in registered certificated form, a global note in principal amount equal to the aggregate principal amount of the IQ Notes (the “Global Note”) may be transferred, in whole but not in part, only to the Depository or a nominee of the Depository, or to a successor Depository or to a nominee of such successor Depository.

(b) If at any time (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for the Global Note and no successor Depository shall have been appointed within 90 days after such notification, (ii) the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or any other applicable rule or regulation and no successor Depository shall have been appointed within 90 days after the Company becoming aware of the Depository’s ceasing to be so registered, (iii) the Company, in its sole discretion, determines that the Global Note shall be so exchangeable or (iv) there shall have occurred and be continuing an Event of Default, the Company will execute, and, subject to Article 2 of the Base Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver IQ Notes, with the Guarantees endorsed thereon and executed by the Guarantors, in registered certificated form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such IQ Notes in registered certificated form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such IQ Notes in registered certificated form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such IQ Notes to the Depository for delivery to the Persons in whose names such IQ Notes are so registered.

SECTION 2.5. Payment of Principal and Interest.

The IQ Notes shall bear interest at the per annum rate of 5.95%.

Interest shall be paid quarterly in arrears on each Interest Payment Date commencing on January 1, 2007. Payments of interest on the IQ Notes will include interest accrued from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or date of earlier redemption, as the case may be. Interest payments for the IQ Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder(s) of the IQ Notes as of the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holders of the IQ Notes as of the close of business on such Regular Record Date and may either be paid to the Person or Persons in whose name such IQ Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the IQ Notes by the Trustee not less than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Base Indenture.

Payment of the principal of, and any interest (other than interest due on an Interest Payment Date) on, the IQ Notes due on the Maturity Date or date of earlier redemption, as the case may be, shall be made in immediately available funds, upon presentation and surrender of the applicable IQ Notes at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 100 Wall Street, Suite 2000, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date will be made by wire transfer to the Holders entitled thereto of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least sixteen (16) days prior to such Interest Payment Date or, if not so received, by check mailed to the address of the applicable Holders in the Security Register. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

Any payments on the IQ Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

In the event that any Interest Payment Date or the Maturity Date or date of earlier redemption falls on a day that is not a Business Day, the required payment of principal and/or interest payable on such date shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date or date of earlier redemption, as the case may be, to the date of such payment on the next succeeding Business Day.

SECTION 2.6. Events of Default

An “Event of Default” with respect to the IQ Notes means, in addition to those Events of Default set forth at Section 6.01 of the Base Indenture, the following:

(a) the occurrence of a declaration of acceleration with regard to the Securities of any other Series issued under the Base Indenture; or

(b) the occurrence of an event of default under the Insurance Agreement that is not waived or consented to by the Insurer.

ARTICLE III

REDEMPTION OF THE NOTES; DEFEASANCE

SECTION 3.1. Redemption at the Company’s Option.

The IQ Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time in whole, and from time to time in part, on or after October 1, 2011. The IQ Notes shall also be subject to redemption at the option of the Company, (i) in whole or in part, in the event of a Transfer of a Guarantor under Section 10.02 of the Base Indenture, in an amount equal to the intercompany debt representing that portion of the IQ Notes previously loaned by the Company to such Guarantor that is repaid by such Guarantor to the Company pursuant to Section 10.02(1) of the Base Indenture minus any amount of such repayment that the Company loans to another Guarantor that is a signatory hereto, or (ii) in whole, if we have agreed to enter into a transaction that, upon the consummation thereof, would result in there no longer being at least one Guarantor which, as of the date hereof, is a public utility regulated by the Indiana Utility Regulatory Commission.

The Company shall exercise such optional redemption upon not less than 30 nor more than 60 days’ notice by mail, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount to be redeemed plus any unpaid interest accrued thereon to but excluding the applicable redemption date; provided, however, that interest payable on an IQ Note with respect to an Interest Payment Date that falls on or before such redemption date shall be made to the Holder thereof on the Regular Record Date related to such Interest Payment Date.

In the event of redemption of the IQ Notes in part only, a new IQ Note or IQ Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the presentation and surrender thereof, as set forth in Section 3A.08 of the Base Indenture.

Notice of redemption shall be given as provided in Section 3A.05 of the Base Indenture.

Any redemption of less than all of the IQ Notes shall, with respect to the principal thereof, be divisible by $1,000.

SECTION 3.2. No Sinking Fund.

The IQ Notes are not subject to, or entitled to the benefit of, any sinking fund.

SECTION 3.3. Defeasance.

Article 8 of the Base Indenture describing Defeasance and Covenant Defeasance shall apply to the IQ Notes.

SECTION 3.4. Redemption upon Death of a Beneficial Owner.

Unless the IQ Notes have been declared due and payable prior to the Maturity Date by reason of an Event of Default, or have been previously redeemed or otherwise repaid in accordance with their terms, the Representative (as hereinafter defined) of a deceased Beneficial Owner (as hereinafter defined) of the IQ Notes has the right to request redemption prior to the Maturity Date of all or part of his or her IQ Notes, and the Company will redeem the same, subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date through and including October 1, 2007 (the “Initial Period”), and, during any twelve-month period that ends on and includes each October 1 thereafter (each such twelve-month period being hereinafter referred to as a “Subsequent Period”), on behalf of a deceased Beneficial Owner, (i) IQ Notes with an aggregate principal amount in excess of $25,000 or (ii) IQ Notes exceeding $2,000,000 in aggregate principal amount from all deceased Beneficial Owners.

The Company may, at its option, redeem any deceased Beneficial Owner’s IQ Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption by the Company, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $2,000,000 aggregate limitation for the IQ Notes for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent

Period. The Company may, at its option, redeem deceased Beneficial Owners’ IQ Notes in the Initial Period or in any Subsequent Period in an aggregate principal amount exceeding the $2,000,000 aggregate limitation. Any such redemption by the Company, to the extent it exceeds the $2,000,000 aggregate limitation, shall not reduce the $2,000,000 aggregate limitation for any succeeding Subsequent Period. On any determination by the Company to redeem IQ Notes in excess of the $25,000 limitation or the $2,000,000 aggregate limitation, such IQ Notes shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.

A request for redemption of an IQ Note may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a “Representative”). A Representative may initiate a request for redemption at any time and in any principal amount, provided that the principal amount is in integral multiples of $1,000. The Representative shall deliver its request to the Participant (as hereinafter defined) through whom the deceased Beneficial Owner owned the Note to be redeemed, in form satisfactory to the Participant, together with evidence of the death of such Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, any waivers, notices or certificates as may be required under applicable state or federal law and any other evidence of the right to such redemption as the Participant requires. The request must specify the principal amount of the IQ Notes to be redeemed. Subject to the rules and arrangements applicable to the Depository, the Participant will then deliver to the Depository a request for redemption substantially in the form attached to the IQ Notes as Annex A (a “Redemption Request”). The Depository will, upon receipt of a Redemption Request, forward the same to the Trustee. The Trustee is required to maintain records with respect to Redemption Requests received by it, including the date of receipt, the name of the Participant filing the Redemption Request and the status of each Redemption Request with respect to the $25,000 limitation and the $2,000,000 aggregate limitation. The Trustee will immediately file with the Company each Redemption Request it receives, together with the information regarding the eligibility of the Redemption Request with respect to the $25,000 limitation and the $2,000,000 aggregate limitation. The Company, the Depository and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility (a) for reviewing any documents submitted to the Participant by the Representative or (b) for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the IQ Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

Subject to the $25,000 limitation and the $2,000,000 aggregate limitation, the Company will, after the death of any Beneficial Owner, redeem such Beneficial Owner’s IQ Note on the next Interest Payment Date occurring not less than 30 days following receipt by the Company of a Redemption Request from the Trustee. If Redemption Requests exceed the $2,000,000 aggregate limitation during the Initial Period or any Subsequent Period, then such excess Redemption Requests will be applied, in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. The Company may, at any time, notify the Trustee that it will redeem, on the next Interest Payment Date not less than 30 days thereafter, all or any lesser amount of IQ Notes for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $2,000,000 aggregate limitation. Any IQ Notes so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.

The price to be paid by the Company for the IQ Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus any unpaid interest accrued thereon to but excluding the applicable redemption date; provided, however, that interest payable on an IQ Note with respect to an Interest Payment Date that falls on or before such redemption date shall be made to the Holder thereof on the Regular Record Date related to such Interest Payment Date. Subject to arrangements with the Depository, payment for IQ Notes to be redeemed shall be made to the Depository upon presentation of the IQ Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depository which are to be fulfilled in connection with such redemption. The principal amount of any IQ Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 3.4 shall not be included in the computation of either the $25,000 limitation or the $2,000,000 aggregate limitation for the Initial Period or any Subsequent Period.

For purposes of this section, a “Beneficial Owner” means the person who has the right to sell, transfer or otherwise dispose of an IQ Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the IQ Notes will be subject to the rules, regulations and procedures governing the Depository and institutions (“Participants”) that have accounts with the Depository or a nominee thereof.

For purposes of this section, an IQ Note held in tenancy by the entirety, by joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person who, during his or her lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the IQ Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such ownership on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company.

In the case of a Redemption Request that is presented on behalf of a deceased Beneficial Owner and that has not been fulfilled at the time the Company gives notice of its election to redeem the IQ Notes pursuant to Section 3.1 hereof, the IQ Notes that are the subject of such pending Redemption Request shall be redeemed pursuant to Section 3.1 hereof prior to any other IQ Notes.

Any Redemption Request may be withdrawn by the person(s) presenting such request upon delivery of a written request for such withdrawal given by the Participant on behalf of such person(s) to the Depository and by the Depository to the Trustee not less than 60 days prior to the Interest Payment Date on which such IQ Notes are first eligible for redemption.

The Company may, at its option, purchase any IQ Notes for which Redemption Requests have been received in lieu of redeeming such IQ Notes. Any IQ Notes so purchased by the Company shall be presented to the Trustee for redemption and cancellation.

During such time or times as the IQ Notes are not represented by a Global Security and are issued in certificated form, all references to Participants and the Depository, including the Depository’s governing rules, regulations and procedures, shall be deemed deleted, all determinations which under this Section the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the IQ Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), and all Redemption Requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes mutually agreed to by the Trustee and the Company to reflect the fact that such Redemption Request is being executed by a Representative (including provision for signature guarantees)) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the IQ Note that is the subject of such request and, if applicable, a properly executed assignment or endorsement. If the Holder of the IQ Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter from such nominee attesting to the deceased’s ownership of a beneficial interest in the IQ Note must also be delivered.

ARTICLE IV

SPECIAL INSURANCE PROVISIONS

SECTION 4.1. Supplemental Indentures.

For so long as the Policy is in effect (and the Insurer is not in default thereunder) or any obligation by the Company or a Guarantor to reimburse the Insurer for any payment made by the Insurer under the Policy remains unpaid, the consent of the Insurer shall be required with respect to any amendment or supplement to the Indenture or Guarantees, except that the Insurer’s consent shall not be required for any supplemental indenture entered into pursuant to Section 9.01(1), (2), (3), (6) or (7) of the Base Indenture. The Company shall deliver to any rating agency rating the IQ Notes notice of each such amendment or supplement and a copy thereof at least 15 days in advance of its execution or adoption and provide the Insurer with a full transcript of all proceedings relating to the execution of any such amendment or supplement.

SECTION 4.2. Events of Default and Remedies.

Subject to Section 11.01 of the Base Indenture and to the Trust Indenture Act, including, without limitation, Sections 317(a) thereof, if an Event of Default occurs and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the

Holders of the IQ Notes or the Trustee for the benefit of the Holders of the IQ Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the IQ Notes as provided in Section 6.02 of the Base Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the IQ Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Section 7.02(f) of the Base Indenture (as if references in such Section to Holders were references to the Insurer) and the protections provided to the Trustee by Section 7.01(c)(3) of the Base Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer). The Insurer shall be entitled to notify the Trustee and the Company of a default referred to in Section 6.01(3) of the Base Indenture relating to the IQ Notes or Section 2.6 hereof as if it were the Holder of at least 25% in principal amount of the Outstanding IQ Notes, provided that such notice shall otherwise conform to the requirements of said Section 6.01(3). For purposes of the provisions of this Indenture governing events of default and remedies, except the giving of notice of default to Holders, the Insurer shall be deemed to be the sole holder of the IQ Notes for so long as the Insurer has not failed to comply with its payment obligations under the Policy.

The Trustee shall give the Insurer immediate notice of any default in the payment of the principal of or interest on the IQ Notes (the obligation of the Trustee to give such notice to be deemed satisfied if the Trustee shall have provided the notice required by Section 4.3(a) hereof). The Trustee or the Company shall give the Insurer notice of any event which with the giving of notice or the passage of time would constitute an Event of Default with respect to the IQ Notes within 30 days of the Trustee’s or the Company’s actual knowledge thereof, provided that the Trustee shall not be deemed to have knowledge thereof unless a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or unless the Trustee shall have received written notice thereof from the Company, the Insurer or the Holders of at least 25% in principal amount of the IQ Notes then Outstanding.

No effect shall be given to payments made under the Policy in determining whether an Event of Default with respect to the IQ Notes has occurred or is continuing.

SECTION 4.3. Insurance Policy Payment Procedures.

(a) If, on any Interest Payment Date, any redemption date on which the Issuer is required (as opposed to merely agreeing at its option) to redeem the IQ Notes pursuant to Section 3.4 or the Maturity Date for the IQ Notes, there is not on deposit with the Trustee sufficient moneys available to pay all principal of and interest on the IQ Notes due on such date, the Trustee shall immediately provide the Insurer and the Fiscal Agent notice of such nonpayment and of the amount of such deficiency. In addition, the Trustee shall simultaneously make available to the Insurer and to the Fiscal Agent the Security Register for the IQ Notes maintained by the Trustee and:

(i) The Trustee shall provide the Insurer with a list of the Holders entitled to receive principal or interest payments from the Insurer under the terms of the Policy and shall make arrangements for the Insurer and its Fiscal Agent (1) to mail checks or drafts to Holders entitled to receive full or partial interest payments from the Insurer and (2) to pay principal of the IQ Notes surrendered to the Fiscal Agent by the Holders entitled to receive full or partial principal payments from the Insurer; and

(ii) The Trustee shall, at the time it makes the Security Register available to the Insurer as prescribed above, notify Holders entitled to receive the payment of principal of or interest on the IQ Notes from the Insurer (1) as to the fact of such entitlement, (2) that the Insurer will remit to them all or part of the interest payments coming due subject to the terms of the Policy, upon proof of a Holder’s entitlement thereto and delivery to the Insurer, in form satisfactory to the Insurer, of an appropriate assignment of the Holder’s right to payment, (3) that, except as provided in paragraph (b) below, in the event that any Holder is entitled to receive full payment of principal from the Insurer, such Holder must tender his or her IQ Note with the instrument of transfer in the form provided on the IQ Note executed in the name of the Insurer, and (4) that, except as provided in paragraph (b) below, in the event that such Holder is entitled to receive partial payment of principal from the Insurer, such Holder must tender his or her IQ Note for payment first to the Trustee, which shall note on such Note the portion of principal paid by the Trustee, and then, with an acceptable form of assignment executed in the name of the Insurer, to the Fiscal Agent, which will then pay the unpaid portion of principal to the Holder subject to the terms of the Policy.

(b) In the event that the Trustee has notice that any payment of principal of or interest on an IQ Note has been recovered from a Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time it provides notice to the Insurer, notify all Holders that in the event that any Holder’s payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the IQ Notes which have been made by the Trustee and subsequently recovered from Holders, and the dates on which such payments were made.

(c) The Insurer shall, to the extent it makes payment of principal of or interest on the IQ Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy and, to evidence such subrogation, (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer’s rights as subrogee in the Security Register maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holders of such IQ Notes and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer’s rights as subrogee in the Security Register for the IQ Notes maintained by the Trustee upon surrender of the IQ Notes by the Holders thereof, together with proof of the payment of principal thereof to the Holders of such IQ Notes. Notwithstanding anything in the Officers’ Certificate, the Indenture, the IQ Notes or any Company Order to the contrary, the Trustee shall make payment of such past due interest and past due principal directly to the Insurer to the extent that the Insurer is a subrogee with respect thereto.

SECTION 4.4. Application of Term “Outstanding” to IQ Notes.

In the event that the principal and/or interest due on the IQ Notes shall be paid by the Insurer pursuant to the Policy, the IQ Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge, if any, of the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the IQ Notes shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

SECTION 4.5. Insurer as Third Party Beneficiary.

The Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and under the Indenture and may enforce any right, remedy or claim conferred, given or granted hereunder for the benefit of the Holders, the Trustee or the Insurer.

SECTION 4.6. Defeasance Provisions.

Only cash, direct non-callable obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligation or guarantee of the full faith and credit of the United States of America has been pledged, Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated AAA by S&P or Aaa by Moody’s (or any combination of the foregoing) shall be used to effect defeasance of the IQ Notes unless the Insurer otherwise approves. In the event of an advance refunding, the Issuer shall cause to be delivered a verification report of an independent nationally recognized certified public accountant. If a forward supply contract is employed in connection with the refunding, (i) such verification report shall expressly state that the adequacy of the escrow to accomplish the refunding relies solely on the initial escrowed investments and the maturing principal thereof and interest income thereon and does not assume performance under or compliance with the forward supply contract, and (ii) the applicable escrow agreement shall provide that in the event of any discrepancy or difference between the terms of the forward supply contract and the escrow agreement (or the authorizing document, if no separate escrow agreement is utilized), the terms of the escrow agreement or authorizing document, if applicable, shall be controlling.

SECTION 4.7. Notice Addresses.

The notice addresses for the Insurer and the Fiscal Agent are as follows: Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Risk Management; and U.S. Bank Trust National Association, 100 Wall Street, 19th Floor, New York, New York 10005, Attention: Corporate Trust Department.

SECTION 4.8. Concerning the Special Insurance Provisions.

The provisions of this Article 4 shall apply and control notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Ratification of Indenture.

The Base Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 5.2. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

SECTION 5.3. Governing Law.

This Fifth Supplemental Indenture and each IQ Note issued hereunder shall be deemed to be contracts made under the internal laws of the State of Indiana and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to principles of conflicts of law.

SECTION 5.4. Separability.

In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the IQ Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Fifth Supplemental Indenture or of the IQ Notes, but this Fifth Supplemental Indenture and the IQ Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 5.5. Counterparts.

This Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 5.6. Amendments.

Notwithstanding any other provision hereof, all amendments to the Base Indenture made hereby shall have effect only with respect to the IQ Notes, and not with respect to the Securities of any other series created prior to or subsequent to the date hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

VECTREN UTILITY HOLDINGS, INC.
as Issuer

By:
Jerome A. Benkert, Jr.
Executive Vice President and Chief Financial Officer

Attest:

By:
Ronald E. Christian
Executive Vice President, Chief Administrative Officer and Secretary

INDIANA GAS COMPANY, INC.
as Initial Guarantor

By:
Jerome A. Benkert, Jr.
Executive Vice President and Chief Financial Officer

Attest:

By:
Ronald E. Christian
Executive Vice President, Chief Administrative Officer and Secretary

SOUTHERN INDIANA GAS AND ELECTRIC
COMPANY as Initial Guarantor

By:
Jerome A. Benkert, Jr.
Executive Vice President and Chief Financial Officer

Fifth Supplemental Indenture

Attest:

By:
Ronald E. Christian
Executive Vice President, Chief Administrative Officer and Secretary

VECTREN ENERGY DELIVERY OF OHIO, INC.,
as Initial Guarantor

By:
Jerome A. Benkert, Jr.
Executive Vice President and Chief Financial Officer

Attest:

By:
Ronald E. Christian
Executive Vice President, Chief Administrative Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Attest:

By:
Name:
Title:

Fifth Supplemental Indenture

Exhibit A

[Form of Face of Note]

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

VECTREN UTILITY HOLDINGS, INC.

5.95% Insured Quarterly Note due 2036

RATE OF INTEREST	STATED MATURITY DATE	ORIGINAL ISSUE DATE
5.95%	October 1, 2036	October 18, 2006

Registered No. 1		CUSIP No. 92239M AH 4

Vectren Utility Holdings, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”), for value received, hereby promises to pay, without relief from valuation or appraisement laws, to Cede & Co. or registered assigns, the principal sum of $100,000,000 on the Stated Maturity Date shown above or any earlier date of redemption in accordance with the provisions on the reverse hereof (each such date shall be referred to herein as the “Stated Maturity Date” with respect to the principal payable on such date), and to pay interest on the outstanding principal of this Note, at the annual Rate of Interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2007 (an “Interest Payment Date”), and on any earlier date of redemption, as the case may be.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Holder of this Note as of the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the Holders of this Note as of the close of business on such

Regular Record Date and may either be paid to the Person or Persons in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to Holders of the IQ Notes by the Trustee not less than fifteen (15) calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture referred to on the reverse hereof.

Interest payable on this Note on any Interest Payment Date and on any earlier date of redemption, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below) computed on the basis of a 360-day year of twelve 30-day months.

An “Interest Period” is each period from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from and including the Original Issue Date in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date or Stated Maturity Date falls on a day that is not a Business Day, principal and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Payment of the principal of, and any interest (other than interest due on an Interest Payment Date) on, this Note due on the Stated Maturity Date shall be made in immediately available funds, upon presentation and surrender of this Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 100 Wall Street, Suite 2000, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Notwithstanding the foregoing, payment of interest due on this Note on any Interest Payment Date will be made by wire transfer to the Holders entitled thereto of immediately available funds at such place and to such account at a banking institution in the United States as may be designated in wire transfer instructions received in writing by the Trustee at least sixteen (16) days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

Any payments on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

The form of the Trustee’s Certificate of Authentication for the IQ Notes shall be in substantially the form set forth in Exhibit B hereto.

Unless the Certificate of Authentication has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Guarantees (as defined on the reverse hereof) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Vectren Utility Holdings, Inc. has caused this note to be executed by two of its duly authorized officers.

VECTREN UTILITY HOLDINGS, INC.

By:
Title:	Executive Vice President and Chief Financial Officer

By:
Title:	Executive Vice President and Secretary

DATED: October 18, 2006

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

By:
Authorized Signatory

[Form of Reverse of Note]

VECTREN UTILITY HOLDINGS, INC.

5.95% Insured Quarterly Notes due 2036

This Note is one of a duly authorized series of Securities (as defined below) of the Company (which term includes any successor corporation under the Indenture) designated as its “5.95% Insured Quarterly Notes due 2036” (the “IQ Notes”), issued or to be issued pursuant to an Indenture, dated as of October 19, 2001, as amended by the Fifth Supplemental Indenture dated October 18, 2006 (the “Indenture”), delivered by the Company and Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, and Vectren Energy Delivery of Ohio, Inc. (the “Initial Guarantors” and, together with each other subsidiary of the Company that pursuant to the terms of the Indenture guarantees the Company’s obligations under the Indenture, the “Guarantors”), to U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantors, the Insurer (as defined below), the Trustee and the Holders and of the terms upon which the IQ Notes are, and are to be, authenticated and delivered. All capitalized terms not defined herein shall have the meanings given to them in the Indenture.

Payments of principal and interest in respect of the IQ Notes will be fully and unconditionally and jointly and severally guaranteed by the Guarantors, subject to the termination of any Guarantee of any Guarantor pursuant to the terms of Article Ten of the Indenture.

The IQ Notes are a series of debt securities issued or to be issued by the Company under the Indenture that is limited in aggregate principal amount to $100,000,000, subject to the reopening provisions of the Indenture. The Indenture provides that the debt securities of the Company issuable or issued thereunder (the “Securities”), including the IQ Notes, may be issued in one or more series, which different series may be issued in such aggregate principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the resolutions of the Company’s Board of Directors providing for the issuance of such series and/or supplemental indenture (if any) relating to such series.

The IQ Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time in whole, and from time to time in part, on or after October 1, 2011. The IQ Notes shall also be subject to redemption at the option of the Company, (i) in whole or in part, in the event of a Transfer of a Guarantor under Section 10.02 of the Base Indenture, in an amount equal to the intercompany debt representing that portion of the IQ Notes previously loaned by the Company to such Guarantor that is repaid by such Guarantor to the Company pursuant to Section 10.02(1) of the Base Indenture minus any amount of such repayment that the Company loans to another Guarantor that is a signatory hereto, or (ii) in whole, if we have agreed to enter into a transaction that, upon the consummation thereof, would result in there no longer being at least one Guarantor which, as of the date hereof, is a public utility regulated by the Indiana Utility Regulatory Commission.

The Company shall exercise such optional redemption upon not less than 30 nor more than 60 days’ notice by mail, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount to be redeemed plus any unpaid interest accrued thereon to but excluding the applicable redemption date; provided, however, that interest payable on an IQ Note with respect to an Interest Payment Date that falls on or before such redemption date shall be made to the Holder thereof on the Regular Record Date related to such Interest Payment Date.

Subject to the conditions and restrictions contained in the Indenture, this Note may be redeemed, in whole or in part at the Redemption Price, at the request of the Representative of a deceased Beneficial Owner of this Note pursuant to a Redemption Request attached hereto as Annex A.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the presentation and surrender hereof as set forth in Section 3A.08 of the Base Indenture. This Note will not have a sinking fund.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the IQ Notes may be (and, in certain cases, shall be) declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and, if applicable, the Guarantors, and the rights of the Holders of the IQ Notes at any time by the Company, the Guarantors, if applicable, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the IQ Notes), at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the then outstanding Securities affected thereby, voting as a single class (which may include the IQ Notes) to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture provides that no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the IQ Notes and the offer to the Trustee of indemnity satisfactory to it; provided however, such provision does not affect the right of a Holder to sue for enforcement of any overdue payment on this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the agency of the Company provided for that purpose duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new IQ Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The IQ Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, the IQ Notes are exchangeable for a like aggregate principal amount of IQ Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3A.08 or 9.05, in which case such transfer taxes or similar governmental charges shall be paid by the Company).

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Holder of this Note as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Guarantors, the Trustee or any such agent shall be affected by notice to the contrary.

This Note shall be governed by the laws of the State of Indiana without regard to principles of conflicts of law.

STATEMENT OF INSURANCE

Financial Guaranty Insurance Company (the “Insurer”) has issued a surety bond containing the following provisions with respect to this Note, such policy being on file at the Corporate Trust Office of the Trustee, as paying agent (the “Paying Agent”):

The Insurer hereby unconditionally and irrevocably agrees to pay for disbursement to the Holders that portion of the principal of and interest on this Note which is then Due for Payment and which the Company and the Guarantors shall have failed to provide. Due for Payment means, with respect to principal of this Note, the Stated Maturity Date of this Note or the date on which the Issuer is required (as opposed to merely agreeing at its option) to redeem this Note pursuant to Section 3.4 of the Indenture at the option of the representative of any deceased Beneficial Owner of this Note, and does not refer to any other earlier date on which the payment of principal of this Note is due by reason of call for redemption (other than described above), acceleration or other advancement of maturity, and with respect to interest on this Note, the stated date for payment of such interest.

Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Holder or the Paying Agent to the Insurer that the required payment of principal or interest (as applicable) has not been made by the Company or the Guarantors to the Paying Agent, the Insurer on the due date of such payment or, within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds in an account with U.S. Bank Trust National Association, or its successor as its agent (the “Fiscal Agent”), sufficient to make the portion of such payment not paid by the Company and the Guarantors. Upon presentation to the Fiscal Agent of evidence satisfactory to it of any Holder’s right to receive such payment and any appropriate instruments of assignment required to vest all of such Holder’s right to such payment in the Insurer, the Fiscal Agent will disburse such amount to each such Holder.

As used in this section, the term “Holder” means the person other than the Company and/or the Guarantors who at the time of nonpayment of this Note is entitled under the terms of this Note to payment thereof.

The policy is non-cancellable for any reason.

FINANCIAL GUARANTY INSURANCE COMPANY

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________

(PRINT OR TYPE NAME, ADDRESS AND ZIP CODE AND SOCIAL SECURITY OR TAX ID NUMBER OF ASSIGNEES)

and irrevocably appoint,                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(SIGN EXACTLY AS NAME APPEARS ON THE OTHER SIDEOF THIS NOTE.)

SIGNATURE GUARANTEE:

Notice: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

[Form of Guarantee of Note]

For good and valuable consideration receipt of which is hereby acknowledged, and intending to be legally bound hereby, each of Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company, and Vectren Energy Delivery of Ohio, Inc. (together with each other subsidiary of the Company that pursuant to the terms of the Indenture guarantees the Company’s obligations under the IQ Notes (as defined below) and the Indenture, the “Guarantors”) hereby unconditionally and jointly and severally guarantees to the Holder of the note (the “Note”), authenticated and delivered by the Trustee, upon which this guarantee (the “Guarantee”) is endorsed, the due and punctual payment of the principal of and interest on, and any Redemption Price with respect to, the Note, when and as the same shall become due and payable, whether at the Stated Maturity Date, upon acceleration or redemption or otherwise, in accordance with the terms of this Note and of the Indenture.

The Guarantors agree to determine, at least one Business Day prior to the date upon which a payment of principal of and/or interest on, and any Redemption Price with respect to, the Note, is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company to punctually pay any such principal of or interest on, and any Redemption Price with respect to, the Note, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity Date, upon acceleration or redemption or otherwise, and as if such payment were made by the Company.

The Guarantors hereby agree that their obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable, and absolute, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of the Note or such Indenture, any failure to enforce the provisions of the Note or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto (unless the same shall also be provided to the Guarantors) by the Holder of the Note or the Trustee with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or of a guarantor. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any the Note or the indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by payment in full of the principal of and interest on, and any Redemption Price with respect to, the Note and the complete performance of the obligations contained in the Note, this Guarantee and the Indenture.

Subject to the subrogation rights of the Insurer in respect of any amounts paid by the Insurer to the Holders under the Policy, which shall take priority over the subrogation rights of the Guarantors set forth herein, the Guarantors shall be subrogated to all rights of the Holder of the Note against the Company in respect of all amounts paid to such Holder by the Guarantors pursuant to the provisions of this Guarantee; provided, however, that the Guarantors shall not, without the consent of the Holders of all of the outstanding IQ Notes (the “IQ Notes”) of the series of which the Note is a part, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on, and any Redemption Price with respect to, all IQ Notes shall have been paid in full or payment thereof shall have been provided for and all other obligations contained in the IQ Notes, the related Guarantees and the Indenture shall have been performed, and provided further, that the Guarantors shall not be entitled to enforce or receive any such payments until the Insurer receives payment of any past due interest and past due principal to the extent the Insurer is a subrogee with respect thereto. If any amount shall be paid to any Guarantor in violation of the preceding sentence and all amounts payable in respect of the IQ Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders or the Insurer, as the case may be, and shall forthwith be paid to the Trustee for the benefit of the Holders or Insurer, respectively, to be credited and applied upon such amounts. Each Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the IQ Notes pursuant to this Indenture.

Notwithstanding anything to the contrary contained herein, if following any payment of the principal, Redemption Price or interest by the Company in respect of the IQ Notes to the Holders of the IQ Notes it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is returned by such Holder to such trustee in bankruptcy, then the obligations of the Guarantors hereunder shall remain in full force and effect to the extent of such repayment.

Notwithstanding anything to the contrary contained herein, this Guarantee shall be, and hereby is, limited to the maximum amount that may be guaranteed by the applicable Guarantor without rendering this Guarantee, as it relates to such Guarantor, voidable under any applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

This Guarantee is intended for the benefit of the Insurer, the Trustee and each of the Holders of the IQ Notes and shall be enforceable by such Insurer, Trustee and such Holders.

This Guarantee is subject to termination in accordance with the provisions of Article 10 of the Indenture.

This Guarantee shall be governed by the laws of the State of Indiana without regard to principles of conflicts of law.

IN WITNESS WHEREOF, Indiana Gas Company, Inc. has caused this Guarantee to be executed by two of its duly authorized officers.

By:
Name:	Jerome A. Benkert, Jr.
Title:	Executive Vice President and Chief Financial Officer

By:
Name:	Ronald E. Christian
Title:	Executive Vice President, Chief Administrative Officer and Secretary

DATED: October 18, 2006

IN WITNESS WHEREOF, Southern Indiana Gas and Electric Company has caused this Guarantee to be executed by two of its duly authorized officers.

By:
Name:	Jerome A. Benkert, Jr.
Title:	Executive Vice President and Chief Financial Officer

By:
Name:	Ronald E. Christian
Title:	Executive Vice President, Chief Administrative Officer and Secretary

DATED: October 18, 2006

IN WITNESS WHEREOF, Vectren Energy Delivery of Ohio, Inc. has caused this Guarantee to be executed by two of its duly authorized officers.

By:
Name:	Jerome A. Benkert, Jr.
Title:	Executive Vice President and Chief Financial Officer

By:
Name:	Ronald E. Christian
Title:	Executive Vice President, Chief Administrative Officer and Secretary

DATED: October 18, 2006

Annex A

FORM OF REDEMPTION REQUEST

VECTREN UTILITY HOLDING, INC.

5.95% INSURED QUARTERLY NOTES DUE 2006

(THE “NOTES”)

CUSIP NO. 92239M AH4

The undersigned,                      (the “Participant”), does hereby certify, pursuant to the provisions of that certain Indenture, dated as of October 19, 2001, as supplemented and amended (the “Indenture”), made by and among Vectren Utility Holdings, Inc. (the “Company”), Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. and U.S. Bank Trust National Association, as Trustee (the “Trustee”), to The Depository Trust Company (the “Depositary”), the Company and the Trustee that:

1. [Name of deceased Beneficial Owner] is deceased.

2. [Name of deceased Beneficial Owner] had a $             interest in the above referenced Notes.

3. [Name of Representative] is [Beneficial Owner’s personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $ principal amount of said Notes be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the Notes to which this Request relates redeemed.

4. The Participant holds the interest in the Notes with respect to which this Request is being made on behalf of [Name of deceased Beneficial Owner].

5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Company (including their respective officers, directors, agents, attorneys and employees) against all damages, loss, cost, expense (including reasonable attorneys’ and accountants’ fees), obligations, claims or liability (collectively, the “Damages”) incurred by the indemnified party or parties as a result of or in connection with the redemption of Notes to which this Request relates. The Participant will, at the request of the Company, forward to the Company a copy of the documents submitted by [Name of Representative] in support of this Request.

IN WITNESS WHEREOF, the undersigned has executed this Request as of                     ,                     .

[PARTICIPANT NAME]

By:
Name:
Title:

Exhibit B

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the IQ Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory